EXHIBIT 5.1

2000 IDS Center 80 South 8th Street Minneapolis, MN 55402-2119 Tel: 612.371.3211 Fax: 612.271.3207 www.ballardspahr.com

January 26, 2021

Qumu Corporation

400 S. 4th Street, Suite 401-412

Minneapolis, MN 55415

RE:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Qumu Corporation, a Minnesota corporation (the “Company”), in connection with the preparation and filing of a prospectus supplement dated January 25, 2021 (the “Prospectus Supplement”) to the Prospectus dated September 5, 2019 (together, the “Prospectus”), relating to the offer and sale by the Company, pursuant to that certain Purchase Agreement dated January 26, 2021 (the “Purchase Agreement”), by and between Craig-Hallum Capital Group LLC (the “Underwriter”) and the Company, of 3,225,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), together with 483,750 shares of Common Stock for which the Underwriter has been granted an option to purchase (collectively, the “Shares”). The Prospectus forms a part of the Company’s registration statement on Form S-3 (File No. 333-233470) (the “S-3 Registration Statement”), and the registration statement pursuant to Rule 462(b) on Form S-3 (File No. 333-252388) (the “Rule 462(b) Registration Statement”, and together with the S-3 Registration Statement, the “Registration Statements”), each filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Articles of Incorporation of the Company together with all amendments thereto; (ii) the Amended and Restated Bylaws of the Company, as amended; (iii) the S-3 Registration Statement, the Rule 462(b) Registration Statement, and the exhibits thereto; (iv) the Prospectus and the Prospectus Supplement; (v) the Purchase Agreement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Qumu Corporation

January 26, 2021

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

We express no opinion as to the law of any jurisdiction other than the State of Minnesota and the federal securities laws of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Registration Statement and the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Ballard Spahr LLP